EXHIBIT 4

Joint Filing Agreement, dated February 9, 2015

PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: February 9, 2015.

PCF 1, LLC

By:	/s/ James R. Hale
Name:	James R. Hale
Title:	President

Parallax Capital Fund, L.P.

By:	Parallax Capital, L.P.

a Delaware limited partnership,
its General Partner

	By:	Parallax Holdings, LLC

a Delaware limited liability company,
its General Partner

		By:	/s/ James R. Hale
		Name:	James R. Hale
		Title:	Authorized Person

Parallax Capital, L.P.

By:	Parallax Holdings, LLC

a Delaware limited liability company,
its General Partner

	By:	/s/ James R. Hale
	Name:	James R. Hale
	Title:	Authorized Person

Parallax Holdings, LLC

By:	/s/ James R. Hale
Name:	James R. Hale
Title:	Managing Member

/s/ James R. Hale
James R. Hale